Exhibit 10.40
Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
Addendum to ACCESS AGREEMENT
Between GAIN Capital Group, LLC and Questrade, Inc.
Dated December 2004
In consideration for the mutual promises contained herein and the consideration for the Agreement, the parties hereto agree to amend and revise the Agreement as per Section 3 as follows:
SERVICES TO BE PROVIDED.
Payment for Order Flow
GAIN will compensate Questrade, Inc. *** per million on standard forex fixed spreads and USD *** per million on forex fractional spreads per round trip base currency unit transaction executed by Customers introduced to GAIN by Questrade. GAIN will compensate Questrade the Fee for all customers · selected to participate in the Default Program. All other customers will not be affected by this Addendum.
All volume calculations to determine the Fee will begin the first trading day of each calendar month and end the last trading day of each calendar month. GAIN will make these fee payments to Questrade for trade order flow during the initial term of the Agreement between GAIN and Questrade provided both parties honor all terms and conditions of the Agreement and this Addendum.
All other terms under this provision are not affected by this Addendum.
To the extent this Addendum shall be deemed inconsistent with any terms or conditions of this Agreement, the terms of this Agreement shall govern.
IN WITNESS WHEREOF, each of the undersigned hereby acknowledges having read this Addendum. understands and consents to be bound by all its terms.

Questrade, Inc,		GAIN Capital Group, LLC

By:	/s/ Edward Kholodenko	By:	/s/ Tom Levine
Print Name: Edward Kholodenko		Name: Tom Levine
Title: President & CEO		Title: Director
Date: 7/23/07		Date: 7/2307